UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 8, 2017

TRANSOCEAN LTD.

(Exact name of registrant as specified in its charter)

Switzerland	000-53533	98-0599916
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

Turmstrasse 30
6300 Zug
Switzerland	CH-6300
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (22) 930-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 8.01    Other Events

On November 28, 2017, Wilmington Trust Company, in its capacity as trustee, filed a lawsuit against Global Marine Inc. (“Global Marine”), an indirect subsidiary of Transocean Ltd. (NYSE: RIG) (the “Company”), seeking a declaratory judgment that Global Marine is in default under the indenture governing its $300 million of outstanding 7.00% Notes due June 2028.  The Company disagrees with the assertions in the lawsuit and believes that Global Marine is in compliance with the indenture and has meritorious defenses against these allegations, although it can make no assurance regarding the outcome of the lawsuit, including the actual amount that would be due in the event that the lawsuit is successful.  The notes are neither guaranteed by, nor recourse to, the Company or other subsidiaries of the Company.  However, should the court ultimately determine that an event of default had occurred, Global Marine could potentially be obligated to pay prior to scheduled maturity the principal amount of notes outstanding as well as other amounts under the indenture.  In addition, the acceleration of the amounts due under the indenture could, absent a waiver from the requisite lenders, result in an event of default under the Company’s currently undrawn $3 billion revolving credit facility.  Any requirement to pay all of the Global Marine notes prior to scheduled maturity or the inability of the Company to access the Company’s revolving credit facility, prior to their respective scheduled maturity dates, could have an adverse effect on the Company’s liquidity position.  The Company intends to vigorously defend the lawsuit.

The Company has included the information above as part of its combined offer document and prospectus prepared in accordance with the Norwegian Securities Trading Act of June 29, 2007 and submitted to the Financial Supervisory Authority of Norway (Finanstilsynet) and the Oslo Stock Exchange in connection with the Company’s proposed offer to acquire all outstanding shares of Songa Offshore SE previously announced.  As a result, the Company has also filed this Current Report on Form 8-K in order to incorporate this information in the Company’s filings with U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ece
TRANSOCEAN LTD.

Date: December 8, 2017	By:	/s/ Daniel Ro-Trock
Daniel Ro-Trock
Authorized Person